EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-75755, 333-81718, 333-89474, 333-19777,
333-14799, 333-03877, 333-03881, 333-03677 and 333-02812 of
C-Cube Microsystems Inc. on Form S-8 of our reports dated January 20, 2000 (February 10, 2000 as to Note 17), appearing in this Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP

San Jose, California
April 27, 2000